Exhibit 21.1

EMBECTA CORP.

LIST OF SUBSIDIARIES

Name	Jurisdiction of Incorporation

3332808 Nova Scotia Company	Canada (Nova Scotia)

Becton Dickinson Penel Limited	Cayman Islands

Becton Dickinson Penel Limited Irish Branch	Ireland

Berra Holdings I LLC	USA (Delaware)

Berra Holdings II LLC	USA (Delaware)

Berra Medical Devices (Shanghai) Co., Ltd.	China (Shanghai)

Berra Operations LLC	USA (Delaware)

Indonesia Representative Office of MWB Shelfco 65 Pte. Ltd.	Indonesia

MWB 254 LTD.	Kenya

MWB 27 Proprietary Limited	South Africa

MWB 32 BV	Belgium

MWB 351, Unipessoal Lda	Portugal

MWB 352 S.à r.l.	Luxembourg

MWB 385 d.o.o.	Croatia

MWB 39 S.r.l.	Italy

MWB 41 Sàrl	Switzerland (Vaud)

MWB 43 GmbH	Austria

MWB 45 ApS	Denmark

MWB 46 AB	Sweden

MWB 47 AS	Norway

MWB 51 S.R.L.	Peru

MWB 52, S. de R.L. de C.V.	Mexico

MWB 54 S.R.L.	Argentina

MWB 55 Representação Comercial de Materiais de Saúde Ltda.	Brazil

MWB 57 S.A.S.	Colombia

MWB 598 SRL	Uruguay

MWB 63 Inc.	Philippines

MWB 64 Limited	New Zealand

MWB 66 (Thailand) Ltd.	Thailand

MWB 82 Ltd.	Korea

Name	Jurisdiction of Incorporation

MWB 852 Limited	Hong Kong

MWB 972 Ltd.	Israel

MWB Medical 34 S.L.U.	Spain

MWB Medical 352 S.à r.l.	Luxembourg

MWB Medical 358 Oy	Finland

MWB Medical 56 SpA	Chile

MWB Medical 7 Limited Liability Company	Russia

MWB Medical 84 Co., Ltd. (CÔNG TY TNHH MWB MEDICAL 84 in Vietnamese)	Vietnam

MWB Medical 90 Medikal Ürün ve Cihazlar İthalat İhracat Satış Pazarlama ve Dağıtım Limited Şirketi	Turkey

MWB Medical 91 Private Limited	India

MWB Services 60 Sdn. Bhd.	Malaysia

MWB Shelfco 201 LLC	USA (Delaware)

MWB Shelfco 308 LLC	USA (Delaware)

MWB Shelfco 31 B.V.	Netherlands (Amsterdam)

MWB Shelfco 31 B.V. - Belgian Branch	Belgium

MWB Shelfco 31 B.V. (Dubai Branch)	UAE

MWB Shelfco 33	France (Paris)

MWB Shelfco 41 Sàrl	Switzerland (Vaud)

MWB Shelfco 44 Irish Branch	Ireland

MWB Shelfco 44 Limited	United Kingdom

MWB Shelfco 49 GmbH	Germany (Heidelberg)

MWB Shelfco 61 Pty Ltd	Australia (Victoria)

MWB Shelfco 65 Pte. Ltd.	Singapore

MWB Shelfco 81 G.K.	Japan (Tokyo)

MWB Shelfco B.V. Saudi Limited Co.	Saudi Arabia

MWB 48 sp. z o.o.	Poland

新加坡商安偉博股份有限公司台灣分公司 (MWB Shelfco 65 Pte. Ltd. Taiwan Branch)	Taiwan